press information

MOOG INC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000 FAX -716/687-4457

release date	Immediate	contact	Ann Marie Luhr
	January 24, 2014		716-687-4225

Moog Announces share repurchase program

EAST AURORA, NY, Moog Inc. (NYSE: MOG.A and MOG.B) announced today that its Board of Directors has amended its share repurchase program. The program includes both Class A and Class B common shares, and permits the Company to buy up to an aggregate of four million common shares at management’s discretion.

“Today we find ourselves in a relatively slow growth, slow acquisition environment,” said John Scannell, Chairman and CEO. "In the short term we believe returning excess cash through a share repurchase program will create the most value for our shareholders. Longer term, we believe that there are significant growth opportunities for our company which will drive value for our investors. Therefore, in parallel with our buyback program, we will continue to make significant investments in R&D and seek adjacent acquisitions which complement our organic growth strategy."

The transactions will be made in accordance with rules and regulations of the U.S. Securities and Exchange Commission and other rules that govern such purchases. Four million shares represent approximately 9% of all shares of common stock outstanding.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog's high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at http://www.moog.com.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;
•	we operate in highly competitive markets with competitors who may have greater resources than we possess;
•	we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;
•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings;
•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;
•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;
•	contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;
•	the loss of Boeing as a customer or a significant reduction in sales to Boeing could adversely impact our operating results;
•	our new product research and development efforts may not be successful which could reduce our sales and earnings;
•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;
•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;
•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;
•	significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could affect our earnings and equity and increase our pension funding requirements;
•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;
•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;
•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;
•	unforeseen exposure to additional income tax liabilities may affect our operating results;
•	government regulations could limit our ability to sell our products outside the United States and could otherwise adversely affect our business;
•	the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;
•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and
•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.